EXHIBIT 99.2

Written Statement of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of BSB Bancorp, Inc. (the “Company”), hereby certifies that to his knowledge on the date hereof:

(a)

The Annual Report on Form 10-K of the Company for the Year Ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and.

(b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	Rexford C. Decker
Rexford C. Decker Senior Vice President and Chief Financial Officer March 28, 2003

A signed original of this written statement required by Section 906 has been provided to BSB Bancorp, Inc. and will be retained by BSB Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.